Exhibit 99.1

Annaly Capital Management, Inc. Reports 3rd Quarter 2013 Results

  GAAP net income of $192.5 million, $0.18 earnings per common share
  Core earnings of $282.3 million, $0.28 earnings per common share
  Strong capital position with capital ratio of 13.9%, net capital ratio of 14.8% and leverage of 5.4:1
  Commercial investment portfolio up 28%, now representing 11% of stockholders’ equity
  Book value of $12.70

NEW YORK--(BUSINESS WIRE)--November 6, 2013--Annaly Capital Management, Inc. (NYSE:NLY) today announced financial results for the quarter ended September 30, 2013.

Financial Performance

GAAP net income for the quarter ended September 30, 2013 was $192.5 million or $0.18 per average common share as compared to GAAP net income of $1.6 billion or $1.71 per average common share for the quarter ended June 30, 2013, and GAAP net income of $224.8 million or $0.22 per average common share for the quarter ended September 30, 2012. The decline from the prior period was largely attributable to lower unrealized gains on interest rate swaps. Core earnings for the quarter ended September 30, 2013 was $282.3 million or $0.28 per average common share as compared to $294.2 million or $0.29 per average common share for the quarter ended June 30, 2013, and $306.3 million or $0.30 per average common share for the quarter ended September 30, 2012. "Core earnings" represents a non-GAAP measure and is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, net loss on extinguishment of the 4% Convertible Senior Notes due 2015, net gains and losses on trading assets, impairment losses and loss on previously held equity interest in CreXus Investment Corp.

For the quarter ended September 30, 2013, the annualized yield on average interest-earning assets was 2.82% and the annualized cost of funds on average interest-bearing liabilities, including the net interest payments on interest rate swaps, was 1.81%, which resulted in an average interest rate spread of 1.01%. This was a 3 basis point increase from the 0.98% average interest rate spread for the quarter ended June 30, 2013, and a 1 basis point decrease from the 1.02% average interest rate spread for the quarter ended September 30, 2012. Our annualized yield on average interest-earning assets increased for the quarter ended September 30, 2013 when compared to the quarter ended June 30, 2013 due to lower amortization expense on our Investment Securities, primarily driven by lower prepayment speeds experienced during the current quarter. Our annualized cost of funds on average interest-bearing liabilities increased for the quarter ended September 30, 2013 when compared to the quarter ended June 30, 2013 in large part due to lower repurchase agreements balances coupled with higher interest rate swap notional amounts during the current quarter and, to a lesser extent, due to higher interest rate swap expenses.

Wellington J. Denahan, Chairman and Chief Executive Officer of Annaly, commented on the Company’s results. “Given the ongoing monetary policy impacts on the mortgage market and the uncertainty surrounding the future path of policy, we remain measured in our investment strategy. Our diversification into commercial assets is building momentum, with commercial investments up approximately 30% and now representing 11% of our capital. Our conservative stance with low leverage permits us to be opportunistic with capital deployment.”

Asset Portfolio

Investment Securities, which is comprised of Agency mortgage-backed securities, Agency debentures and corporate debt, were $83.1 billion at September 30, 2013, compared to $95.9 billion for the prior quarter. As of September 30, 2013, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and debentures. Fixed-rate Agency mortgage-backed securities and debentures comprised 91% of the Company’s Investment Securities portfolio at September 30, 2013. Adjustable-rate Agency mortgage-backed securities and debentures comprised 9% of the Company’s Investment Securities portfolio. During the quarter ended September 30, 2013, the Company disposed of $13.0 billion of Investment Securities, resulting in a realized gain of $43.6 million. During the quarter ended June 30, 2013, the Company disposed of $14.8 billion of Investment Securities, resulting in a realized gain of $148.0 million. During the quarter ended September 30, 2012, the Company disposed of $7.3 billion of Investment Securities, resulting in a realized gain of $142.2 million.

The Constant Prepayment Rate for the quarters ended September 30, 2013, June 30, 2013, and September 30, 2012, was 13%, 16% and 20%, respectively. The net amortization of premiums and accretion of discounts on Agency mortgage-backed securities and debentures for the quarters ended September 30, 2013, June 30, 2013, and September 30, 2012, was $201.9 million, $320.2 million, and $455.8 million, respectively. The total net premium and discount balance on Agency mortgage-backed securities and debentures at September 30, 2013, June 30, 2013, and September 30, 2012, was $4.7 billion, $5.3 billion, and $5.4 billion, respectively.

The Company’s commercial investment portfolio consists of commercial real estate investments and corporate debt. At September 30, 2013, the Company’s commercial investment portfolio represented 11% of stockholders’ equity compared to 8% at June 30, 2013. Commercial real estate debt and preferred equity totaled $1.2 billion and investments in commercial real estate totaled $60.4 million at September 30, 2013. Total commercial real estate investments increased from $1.0 billion at June 30, 2013 to $1.3 billion at September 30, 2013.

Capital and Funding

At September 30, 2013 total stockholders’ equity was $12.9 billion. Leverage at September 30, 2013, June 30, 2013, and September 30, 2012, was 5.4:1, 6.2:1 and 6.0:1, respectively. Leverage includes non-recourse loan participations and mortgages payable. At September 30, 2013, June 30, 2013, and September 30, 2012, the Company’s capital ratio, which represents the ratio of stockholders’ equity to total assets, was 13.9%, 12.9%, and 12.1%, respectively. At September 30, 2013, June 30, 2013, and September 30, 2012, the Company’s net capital ratio was 14.8%, 13.3%, and 12.4%, respectively. The Company’s net capital ratio takes into account the net balances of its U.S Treasury securities and U.S Treasury securities sold, not yet purchased, reverse repurchase agreements and repurchase agreements, and securities borrowed and securities loaned. On a GAAP basis, the Company produced an annualized return on average equity for the quarters ended September 30, 2013, June 30, 2013, and September 30, 2012 of 5.87%, 45.87%, and 5.39%, respectively. On a Core earnings basis, the Company provided an annualized return on average equity for the quarters ended September 30, 2013, June 30, 2013, and September 30, 2012, of 8.62%, 8.24%, and 8.07%, respectively.

At September 30, 2013, June 30, 2013, and September 30, 2012 the Company had outstanding $69.2 billion, $81.4 billion, and $101.0 billion of repurchase agreements, respectively, with weighted average borrowing rates of 2.02%, 1.72%, and 1.52%, respectively, after giving effect to the Company’s interest rate swaps, and weighted average remaining maturities of 200 days, 191 days, and 213 days, respectively.

At September 30, 2013, June 30, 2013, and September 30, 2012, the Company had a common stock book value per share of $12.70, $13.03 and $16.60, respectively.

The following table presents the maturities of repurchase agreements at September 30, 2013:

Maturity	Principal Balance	Weighted Average Rate
(dollars in thousands)
Within 30 days	$23,998,951	0.35%
30 to 59 days	13,302,830	0.42%
60 to 89 days	5,722,493	0.43%
90 to 119 days	8,030,625	0.27%
Over 120 days(1)	18,156,410	1.36%
Total	$69,211,309	0.63%

(1)	Approximately 14% of the total repurchase agreements have a remaining maturity over 1 year.

Hedge Portfolio

At September 30, 2013, the Company had entered into interest rate swaps with a notional amount of $52.2 billion and interest rate swaptions with a notional amount of $6.8 billion, or 74% of the Company’s Agency mortgage-backed securities and debentures compared to 56% of the Company’s Agency mortgage-backed securities and debentures at June 30, 2013. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s consolidated statements of comprehensive income (loss). The purpose of the interest rate swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company pays a fixed rate and receives a floating rate on the notional amount of the swaps, the intended effect of the swaps is to lock in a cost of financing. As of September 30, 2013, the swap portfolio had a weighted average pay rate of 2.06%, a weighted average receive rate of 0.21% and weighted average maturity of 5.17 years.

At September 30, 2013, the Company had entered into interest rate swaptions with a notional amount of $6.8 billion. Changes in the unrealized gains or losses on the interest rate swaptions are reflected in the Company’s consolidated statements of comprehensive income (loss). The interest rate swaptions provide the Company with the option to enter into an interest rate swap agreement for a specified notional amount, duration, and pay and receive rates. As of September 30, 2013, the swaption portfolio had a weighted average pay rate of 3.02% and weighted average maturity of 3.42 months.

The following table summarizes certain characteristics of the Company’s interest rate swaps at September 30, 2013:

Maturity	Current Notional	Weighted Average Pay Rate	Weighted Average Receive Rate	Weighted Average Years to Maturity
(dollars in thousands)
0 - 3 years	$24,208,000	1.83%	0.20%	2.19
3 - 6 years	11,427,340	1.84%	0.21%	4.30
6 - 10 years	13,327,250	2.31%	0.25%	7.54
Greater than 10 years	3,190,000	3.66%	0.20%	21.03
Total / Weighted Average	$52,152,590	2.06%	0.21%	5.17

The following table summarizes certain characteristics of the Company’s interest rate swaptions at September 30, 2013:

Current Underlying Notional	Weighted Average Underlying Pay Rate	Weighted Average Underlying Receive Rate	Weighted Average Underlying Years to Maturity	Weighted Average Months to Expiration
(dollars in thousands)
$6,800,000	3.02%	3M LIBOR	9.02	3.42

Key Metrics

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended September 30, 2013, June 30, 2013, and September 30, 2012:

	September 30, 2013	June 30, 2013	September 30, 2012
Portfolio Related Metrics:
Fixed-rate Agency mortgage-backed securities and
debentures as a percentage of portfolio	91%	92%	93%
Adjustable-rate Agency mortgage-backed securities and
debentures as a percentage of portfolio	9%	8%	7%
Weighted average yield on commercial real estate
debt and preferred equity at period-end	9.70%	9.90%	N/A
Weighted average net equity yield on investments in
commercial real estate at period-end (1)	14.13%	14.13%	N/A

Liabilities and Hedging Metrics:
Weighted average days to maturity on debt outstanding at period-end	204	196	220
Notional amount of interest rate swaps and swaptions as a percentage of
Investment Securities	74%	56%	38%
Weighted average receive rate on interest rate swaps at period-end	0.21%	0.22%	0.27%
Weighted average pay rate on interest rate swaps at period-end	2.06%	2.05%	2.23%
Weighted average net rate on interest rate swaps at period-end	1.85%	1.83%	1.96%
Leverage at period-end (2)	5.4:1	6.2:1	6.0:1
Capital ratio at period end	13.9%	12.9%	12.1%
Net capital ratio at period end	14.8%	13.3%	12.4%

Performance Related Metrics:
Annualized yield on average interest-earning assets during
the quarter	2.82%	2.51%	2.54%
Annualized cost of funds on average interest-bearing
liabilities during the quarter	1.81%	1.53%	1.52%
Annualized interest rate spread during the quarter	1.01%	0.98%	1.02%
Annualized return on average equity	5.87%	45.87%	5.39%
Annualized Core return on average equity	8.62%	8.24%	8.07%
Common dividend declared during the quarter	$0.35	$0.40	$0.50

(1) Excludes real estate held-for-sale.
(2) Includes non-recourse loan participations and mortgages payable.

The following table presents a reconciliation between GAAP net income and Core earnings for the quarters ended September 30, 2013, June 30, 2013, and September 30, 2012:

	For the quarters ended
	September 30, 2013	June 30, 2013	September 30, 2012
	(dollars in thousands)
GAAP net income	$192,458	$1,638,213	$224,758
Net (gains) losses on disposal of investments	(43,602)	(147,998)	(142,172)
Net loss on extinguishment of 4% Convertible Senior Notes	-	-	87,328
Net (gains) losses on trading assets	96,022	(54,046)	(1,368)
Net unrealized (gains) losses on interest-only Agency mortgage-backed securities	7,099	(111,521)	33,563
Impairment of goodwill	-	23,987	-
Loss on previously held equity interest in CreXus	-	18,896	-
Realized (gains) losses on termination of interest rate swaps	36,658	35,649	-
Unrealized (gains) losses on interest rate swaps	(6,343)	(1,109,022)	104,197
Core earnings	$282,292	$294,158	$306,306

GAAP net income per average common share	$0.18	$1.71	$0.22
Core earnings per average common share	$0.28	$0.29	$0.30

Dividend Declarations

Common dividends declared for the quarters ended September 30, 2013, June 30, 2013, and September 30, 2012 were $0.35, $0.40, and $0.50 per common share, respectively. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP net income. Taxable earnings and GAAP net income will typically differ due to items such as non-taxable unrealized and realized gains and losses, differences in premium amortization and discount accretion, and non-deductible general and administrative expenses. The annualized dividend yield on the Company’s common stock for the quarter ended September 30, 2013, based on the September 30, 2013 closing price of $11.58, was 12.09%, as compared to 12.73% for the quarter ended June 30, 2013, and 11.88% for the quarter ended September 30, 2012.

Other Information

Annaly’s principal business objective is to generate net income for distribution to its shareholders from its investments. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). Annaly is managed and advised by Annaly Management Company LLC.

The Company prepares a supplement to provide additional quarterly information for the benefit of its shareholders. The supplement can be found at the Company’s website in the Investor Relations section under “Quarterly Supplemental Information”.

Conference Call

The Company will hold the 2013 third quarter earnings conference call on November 7, 2013 at 10:00 a.m. EST. The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls. The conference passcode is 1606800. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10035689. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the email notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities and other securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, our ability to consummate any contemplated investment opportunities, our ability to integrate and grow the commercial mortgage business, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiary, including the removal by clients of assets it manages, its regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except share and per share data)

	September 30, 2013 (Unaudited)	June 30, 2013 (Unaudited)	March 31, 2013 (Unaudited)	December 31, 2012(1)	September 30, 2012 (Unaudited)
ASSETS

Cash and cash equivalents	$1,122,722	$725,537	$1,862,550	$615,789	$2,264,854
Reverse repurchase agreements	31,074	171,234	4,933,465	1,811,095	1,612,384
Securities borrowed	3,439,954	2,425,024	2,688,485	2,160,942	1,602,692
Investments, at fair value:
U.S. Treasury securities	2,459,617	-	1,645,930	752,076	2,242,039
Agency mortgage-backed securities	79,902,834	92,487,318	108,256,671	123,963,207	129,597,714
Agency debentures	3,128,853	3,306,473	3,970,279	3,009,568	2,935,538
Investments in affiliates	136,748	134,948	267,547	234,120	224,899
Commercial real estate debt and preferred equity	1,227,182	938,357	-	-	-
Investments in commercial real estate	60,424	67,203	-	-	-
Corporate debt, held for investment	75,988	61,682	66,539	63,944	64,928
Receivable for investments sold	934,964	1,499,140	1,292,478	290,722	470,266
Accrued interest and dividends receivable	297,161	340,671	388,665	419,259	434,026
Receivable from Prime Broker	-	-	-	-	3,272
Receivable for investment advisory income	10,055	10,374	12,817	17,730	20,271
Intangible for customer relationships	4,572	6,474	6,731	6,989	9,146
Goodwill	103,245	102,783	55,417	55,417	55,417
Interest rate swaps, at fair value	360,373	38,950	-	-	-
Other derivatives, at fair value	85,180	91,270	-	9,830	559
Other assets	52,211	61,146	54,282	41,607	38,595

Total assets	$93,433,157	$102,468,584	$125,501,856	$133,452,295	$141,576,600

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
U.S. Treasury securities sold, not yet purchased, at fair value	$2,403,524	$-	$611,167	$495,437	$1,418,750
Repurchase agreements	69,211,309	81,397,335	100,322,942	102,785,697	101,033,146
Securities loaned	3,299,090	2,284,245	2,330,060	1,808,315	1,248,968
Payable for investments purchased	2,546,467	2,833,214	3,203,461	8,256,957	16,107,038
Payable for share buyback program	-	-	-	141,149	-
Convertible Senior Notes	824,512	824,229	824,902	825,541	999,749
Mortgages payable	19,346	19,361	-	-	-
Participation sold	14,164	14,324	-	-	-
Accrued interest payable	162,755	164,190	175,749	186,896	181,502
Dividends payable	331,557	396,888	426,173	432,154	487,237
Interest rate swaps, at fair value	1,504,258	1,189,178	2,259,173	2,584,907	2,926,461
Other derivatives, at fair value	125,468	-	4,812	-	-
Accounts payable and other liabilities	44,983	82,316	37,048	10,798	83,086

Total liabilities	80,487,433	89,205,280	110,195,487	117,527,851	124,485,937

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred
Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred
Stock: 12,650,000 authorized, 12,000,000 issued and outstanding	290,514	290,514	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock:
18,400,000 authorized, issued and outstanding, respectively	445,457	445,457	445,457	445,457	445,457
Common stock, par value $0.01 per share, 1,956,937,500 authorized,
947,304,761, 947,483,487, 947,293,099, 947,213,204, and
974,799,779, issued and outstanding, respectively	9,473	9,475	9,473	9,472	9,748
Additional paid-in capital	14,759,738	14,754,681	14,746,579	14,740,774	15,144,200
Accumulated other comprehensive income (loss)	(1,454,790)	(1,289,246)	2,003,248	3,053,242	4,069,607
Accumulated deficit	(1,281,756)	(1,124,665)	(2,365,990)	(2,792,103)	(3,045,951)

Total stockholders’ equity	12,945,724	13,263,304	15,306,369	15,924,444	17,090,663

Total liabilities and stockholders’ equity	$93,433,157	$102,468,584	$125,501,856	$133,452,295	$141,576,600

(1)	Derived from the audited consolidated financial statements at December 31, 2012.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(Dollars in thousands, except share and per share data)

	For the quarters ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
Interest income:
Investment Securities	$659,058	$686,577	$724,820	$748,122	$751,739
U.S. Treasury securities	7,718	7,242	5,996	3,819	4,588
Securities loaned	1,787	2,302	2,612	2,106	2,581
Commercial real estate debt and preferred equity	26,066	13,906	-	-	-
Reverse repurchase agreements	2,461	2,775	3,636	2,449	2,225
Other	70	134	153	165	132
Total interest income	697,160	712,936	737,217	756,661	761,265
Interest expense:
Repurchase agreements	120,123	141,945	157,064	165,600	158,150
Convertible Senior Notes	17,092	16,364	15,813	15,503	18,026
U.S. Treasury securities sold, not yet purchased	6,688	4,075	2,788	2,930	3,739
Securities borrowed	1,405	1,737	1,925	1,458	1,978
Participation sold	168	134	-	-	-
Total interest expense	145,476	164,255	177,590	185,491	181,893
Net interest income	551,684	548,681	559,627	571,170	579,372

Other income (loss):
Investment advisory income	9,558	12,187	13,408	18,773	20,915
Net gains (losses) on disposal of investments	43,602	147,998	182,843	114,831	142,172
Net loss on extinguishment of 4% Convertible Senior Notes	-	-	-	(75,012)	(87,328)
Dividend income from affiliates	4,048	4,048	6,431	7,097	7,097
Net gains (losses) on trading assets	(96,022)	54,046	1,549	15,181	1,368
Net unrealized gains (losses) on interest-only Agency mortgage- backed securities	(7,099)	111,521	80,127	(31,148)	(33,563)
Impairment of goodwill	-	(23,987)	-	-	-
Loss on previously held equity interest in CreXus	-	(18,896)	-	-	-
Other income (loss)	4,212	7,192	132	161	119
Subtotal	(41,701)	294,109	284,490	49,883	50,780
Realized gains (losses) on interest rate swaps(1)	(227,909)	(212,727)	(225,476)	(228,155)	(224,272)
Realized gains (losses) on termination of interest rate swaps	(36,658)	(35,649)	(16,378)	-	-
Unrealized gains (losses) on interest rate swaps	6,343	1,109,022	325,734	341,554	(104,197)
Subtotal	(258,224)	860,646	83,880	113,399	(328,469)
Total other income (loss)	(299,925)	1,154,755	368,370	163,282	(277,689)

General and administrative expenses:
Compensation and management fee	41,774	43,764	38,443	25,842	52,310
Other general and administrative expenses	16,970	21,367	13,469	14,242	10,694
Total general and administrative expenses	58,744	65,131	51,912	40,084	63,004

Income (loss) before income taxes	193,015	1,638,305	876,085	694,368	238,679

Income taxes	557	92	5,807	(6,127)	13,921

Net income (loss)	192,458	1,638,213	870,278	700,495	224,758

Dividends on preferred stock	17,992	17,992	17,992	19,717	9,367

Net income (loss) available (related) to common shareholders	$174,466	$1,620,221	$852,286	$680,778	$215,391

Net income (loss) per share available (related) to common
shareholders:
Basic	$0.18	$1.71	$0.90	$0.70	$0.22
Diluted	$0.18	$1.64	$0.87	$0.68	$0.22

Weighted average number of common shares outstanding:
Basic	947,303,205	947,411,380	947,249,901	970,602,863	974,729,078
Diluted	955,690,471	995,229,637	994,815,169	1,017,925,849	997,007,829

Net income (loss)	$192,458	$1,638,213	$870,278	$700,495	$224,758
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(121,942)	(3,144,496)	(867,151)	(894,972)	798,269
Reclassification adjustment for net (gains) losses included in net income (loss)	(43,602)	(147,998)	(182,843)	(121,393)	(141,982)
Other comprehensive income (loss)	(165,544)	(3,292,494)	(1,049,994)	(1,016,365)	656,287
Comprehensive income (loss)	$26,914	($1,654,281)	($179,716)	($315,870)	$881,045

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(Dollars in thousands, except share and per share data)

	For the nine months ended
	September 30, 2013	September 30, 2012
Interest income:
Investment Securities	$2,070,455	$2,477,147
U.S. Treasury securities	20,956	13,403
Securities loaned	6,701	7,797
Commercial real estate debt and preferred equity	39,972	-
Reverse repurchase agreements	8,872	3,769
Other	357	368
Total interest income	2,147,313	2,502,484
Interest expense:
Repurchase agreements	419,132	411,643
Convertible Senior Notes	49,269	51,718
U.S. Treasury securities sold, not yet purchased	13,551	12,184
Securities borrowed	5,067	6,136
Participation sold	302	-
Total interest expense	487,321	481,681
Net interest income	1,659,992	2,020,803

Other income (loss):
Investment advisory income	35,153	63,365
Net gains (losses) on disposal of investments	374,443	317,308
Net loss on extinguishment of Convertible Senior Notes	-	(87,328)
Dividend income from affiliates	14,527	21,239
Net gains (losses) on trading assets	(40,427)	7,729
Net unrealized gains (losses) on interest-only Agency mortgage- backed securities	184,549	(28,789)
Impairment of goodwill	(23,987)	-
Loss on previously held equity interest in CreXus	(18,896)	-
Other income (loss)	11,536	364
Subtotal	536,898	293,888
Realized gains (losses) on interest rate swaps(1)	(666,112)	(665,614)
Realized gains (losses) on termination of interest rate swaps	(88,685)	(2,385)
Unrealized gains (losses) on interest rate swaps	1,441,099	(373,773)
Subtotal	686,302	(1,041,772)
Total other income (loss)	1,223,200	(747,884)

General and administrative expenses:
Compensation and management fee	123,981	164,860
Other general and administrative expenses	51,806	30,615
Total general and administrative expenses	175,787	195,475

Income (loss) before income taxes	2,707,405	1,077,444

Income taxes	6,456	42,039

Net income (loss)	2,700,949	1,035,405

Dividends on preferred stock	53,976	19,813

Net income (loss) available (related) to common shareholders	$2,646,973	$1,015,592

Net income (loss) per share available (related) to common shareholders:
Basic	$2.79	$1.04
Diluted	$2.69	$1.00

Weighted average number of common shares outstanding:
Basic	947,321,691	973,674,586
Diluted	995,319,670	1,035,365,251

Net income (loss)	$2,700,949	$1,035,405
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(4,133,589)	1,377,737
Reclassification adjustment for net (gains) losses included in net income (loss)	(374,443)	(317,118)
Other comprehensive income (loss)	(4,508,032)	1,060,619
Comprehensive income (loss)	($1,807,083)	$2,096,024
(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations, 1-888-8Annaly
www.annaly.com